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                                                                     EXHIBIT 5.1


              [LETTERHEAD OF MCGUIRE, WOODS, BATTLE & BOOTHE LLP]


                               October 14, 1999



CarMax Auto Receivables LLC
4900 Cox Road
Glen Allen, Virginia  23060

                      Registration Statement on Form S-3
                          Registration No. 333-79087

Ladies and Gentlemen:

            We have acted as counsel to CarMax Auto Receivables LLC, a Virginia limited liability company, as Seller, and CarMax Auto Superstores, Inc., a Virginia corporation, as Servicer, in connection with the issuance by the CarMax Auto Owner Trust 1999-1 (the "Issuer") of $155,250,000 aggregate principal amount of Class A-1 Asset-Backed Notes, $208,650,000 aggregate principal amount of Class A-2 Asset-Backed Notes, $178,900,000 aggregate principal amount of Class A-3 Asset-Backed Notes and $88,278,000 aggregate principal amount of Class A-4 Asset-Backed Notes (collectively, the "Notes") and $12,879,759.72 aggregate principal amount of Asset-Backed Certificates (the "Certificates"). The Notes will be issued pursuant to an Indenture (the "Indenture") between the Issuer and Bankers Trust Company, as Indenture Trustee. The Certificates will be issued pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") between CarMax Auto Receivables LLC, as Depositor, and First Union Trust Company, National Association, as Owner Trustee. Terms not otherwise defined herein have the meanings assigned to them in the Prospectus (as defined below).

            In connection with our engagement, we have examined and relied upon
(i) the Registration Statement on Form S-3 registering the Notes and the Certificates, Registration No. 333-79087, filed with the Securities and Exchange Commission (the "SEC") on May 21, 1999, Amendment No. 1 thereto filed with the SEC on July 21, 1999, Amendment No. 2 thereto filed with the SEC on September 7, 1999, Amendment No. 3 thereto filed with the SEC on October 1, 1999 and Amendment No. 4 thereto filed with the SEC on October 14, 1999 (collectively, the "Registration Statement"), including the form of Prospectus included therein (the "Prospectus"), (ii) the form of the Indenture, (iii) the form of the Trust Agreement and (iv) such other documents as we have deemed necessary for purposes of this opinion.



            We express no opinion as to the laws of any jurisdiction other than the Commonwealth of Virginia, the State of Delaware, the State of New York
and the United States of America.
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            Based upon and subject to the foregoing, we are of the opinion that, (i) when the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered and sold as contemplated by the Registration Statement, the Notes will be legally issued, fully paid and non-assessable and will be enforceable in accordance with their terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto and (ii) when the Certificates have been duly executed and authenticated in accordance with the terms of the Trust Agreement and delivered and sold as contemplated by the Registration Statement, the Certificates will be legally issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to McGuire, Woods, Battle & Boothe LLP under the captions "Description of CarMax Auto Superstores and CarMax Auto Receivables -- CarMax Auto Receivables," "Material Legal Aspects of the Transaction -- Bankruptcy Matters" and "Legal Matters" in the Prospectus. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                              Very truly yours,

                              /s/ McGuire, Woods, Battle & Boothe LLP